Exhibit 4.4(c)

Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of July 26, 2007, among each of Basell AF SCA (formerly Nell AF S.à.r.l.), a company incorporated under the laws of The Grand Duchy of Luxembourg (the "Issuer"), Nell Acquisition (US) LLC, Basell Finance USA Inc., Basell North America Inc., Basell USA Inc., Basell Funding S.à.r.l. (formerly Nell Funding S.à.r.l.), Basell Holdings B.V. (formerly Nell Bidco B.V.), Basell Polyolefine GmbH, Basell Bayreuth Chemie GmbH, Basell Germany Holdings GmbH, Basell Polyolefins UK Ltd., Basell UK Holdings Ltd., Basell Canada Inc., Basell Asia Pacific Ltd., Basell Holdings B.V., Basell International Holdings B.V., Basell Benelux B.V., Basell Europe Holdings B.V., Basell Finance Company B.V., Basell Sales & Marketing Company B.V. and Basell Finance & Trading Company B.V., as Guarantors (collectively, the "Guarantors"), and The Bank of New York, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, each of the Guarantors that are a signatory thereto, as Guarantors, The Bank of New York, as Trustee, Registrar, Paying Agent, Transfer Agent and Listing Agent, ABN AMRO Bank N.V., as Security Agent, and AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent, have heretofore executed and entered into an indenture (as supplemented by a Supplemental Indenture dated as of February 2, 2006 by and among the Issuer, the Guarantors that are a signatory thereto and the Trustee and a Second Supplemental Indenture dated as of May 11, 2007 by and among the Issuer, the Guarantors that are a signatory thereto and the Trustee, the “Indenture”) dated as of August 10, 2005 providing for the issuance of an aggregate principal amount of $615,000,000 of the Issuer's 8-3/8% Senior Notes due 2015 (the “Dollar Notes”) and €500,000,000 of the Issuer's 8-3/8% Senior Notes due 2015 (together with the Dollar Notes, the "Notes"); and

WHEREAS, pursuant to clause (5) of Section 9.01 of the Indenture, the Issuer, each of the Guarantors and the Trustee, together, are authorized to execute and deliver this Third Supplemental Indenture (without the consent of any Holders of Notes) to amend the Indenture to conform the text of the Indenture to provisions of the “Description of Notes” in the offering memorandum of the Issuer dated August 4, 2005;

NOW THEREFORE, in consideration of the foregoing, each of the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
Definitions

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II
Amendments

2.            Modification of Definitions.

(a)            The definition of “Enforcement Sale” in Section 1.01 of the Indenture is hereby amended so as to replace the term “Designated Senior Debt” in clause (2) thereof with the term “Guarantor Senior Debt,” such that the definition of “Enforcement Sale” in Section 1.01 of the Indenture shall provide as follows (emphasis added):

“Enforcement Sale” means (1) any sale or disposition of collateral pursuant to enforcement action taken by the Security Agent in accordance with the provisions of the Intercreditor Agreement, including on behalf of the Designated Senior Debt incurred under the Senior Secured Credit Facilities, to the extent such sale or disposition is effected in compliance with the provisions of the Intercreditor Agreement, or (2) any sale or disposition of collateral pursuant to the enforcement of security in favor of other Guarantor Senior Debt which compiles with the terms of an intercreditor agreement (or if there is no such intercreditor agreement, would substantially comply with the requirements of clause (1) hereof).”

(b)            The definition of "Guarantor Senior Debt" is hereby added to Section 1.01 of the Indenture, which shall provide as follows:

"Guarantor Senior Debt"  means with respect to any guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, except for any such Indebtedness that is expressly subordinated or equal in right of payment to the guarantee of such guarantor. "Guarantor Senior Debt" also includes the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of;

(1)            all monetary obligations of every nature of a guarantor in respect of the Credit Facilities, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

(2)            all monetary obligations of every nature of a guarantor evidenced by a promissory note and which is, directly or indirectly, pledged as security for the obligations of the Company under the Credit Facilities,

(3)            all Interest Swap Obligations and

(4)            all obligations under Currency Agreements,

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, "Guarantor Senior Debt" does not include

(1)            any Indebtedness of such guarantor to its Restricted Subsidiaries or Affiliates or any of such Affiliate's subsidiaries other than as described in clause (2) above,

(2)            Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such guarantor or any of its Restricted Subsidiaries,

(3)            Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

(4)            Indebtedness represented by Disqualified Capital Stock,

(5)            any liability for national, state, local or other taxes owed or owing by such guarantor,

(6)            Indebtedness incurred in violation of the indenture provisions set forth under Section 4.12,

(7)            Indebtedness which, when incurred, is without recourse to the Company and

(8)            any Indebtedness that is expressly subordinated in right of payment to any other Indebtedness of such guarantor.

3.            Modification of Section 4.12. The first paragraph of Section 4.12 of the Indenture is hereby amended so as to delete the words “which are Guarantors,” such that the first paragraph of Section 4.12 of the Indenture shall provide as follows (deletion added):

“Section 4.12  Limitation on Incurrence of Additional Indebtedness.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries ~~which are Guarantors~~ may incur Indebtedness (including Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.l.”

4.            Modification of Section 6.02. Clause (b) of Section 6.02 of the Indenture is hereby amended so as to delete subclauses (3) and (4) in their entirety and renumber subclause (5) as subclause (3), such that clause (b) of Section 6.02 of the Indenture shall provide as follows (deletion and emphasis added):

“(b)  At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in principal amount of the Notes (including any Additional Notes) may rescind and cancel such declaration and its consequences:

(1)            if the rescission would not conflict with any judgment or decree;

(2)            if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

~~(3)            to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;~~

~~(4)            if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; or~~

(3)            in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.”

ARTICLE III
Miscellaneous

11.            Ratification of Indenture; Third Supplemental Indenture Is Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

12.            Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York in any action or proceeding arising out of or relating to this Third Supplemental Indenture.

13.            Duplicate Originals. All parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

14.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

15.            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

BASELL AF SCA

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

NELL ACQUISITION (US) LLC

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL FINANCE USA INC.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL NORTH AMERICA INC.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL USA INC.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL FUNDING S.à.R.L.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL HOLDINGS B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL POLYOLEFINE GMBH

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL BAYREUTH CHEMIE GMBH

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL GERMANY HOLDINGS
GMBH

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL POLYOLEFINS UK LTD.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL UK HOLDINGS LTD.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL CANADA INC.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL ASIA PACIFIC LTD.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL HOLDINGS B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL INTERNATIONAL HOLDINGS
B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL BENELUX B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL EUROPE HOLDINGS B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL FINANCE COMPANY B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL SALES & MARKETING
COMPANY B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

BASELL FINANCE & TRADING
COMPANY B.V.

By:            /s/ Francesco Svelto
Name:       Francesco Svelto
Title:         Attorney

THE BANK OF NEW YORK, as Trustee

By:            /s/ Jason Blondell
Name:       Jason Blondell
Title:         Authorised Signatory